UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 26, 2017

ECO BUILDING PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-53875	20-8677788
(State of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

11568 Sorrento Valley Road #13

San Diego, California 92121

(Address of principal executive offices)

Phone: (858) 780-4747

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On June 26, 2017, we filed a Verified Complaint against Mark Vuozzo, our Chief Technical Officer (“Mr. Vuozzo”), in a matter styled Eco Building Products, Inc. v. Mark Vuozzo, District Court, County of Denver, State of Colorado Case No. 2017-cv-032306 (our “Lawsuit”). We allege eight causes of action, seeking, in relevant part, a judicial declaration that a document that Mr. Vuozzo contends to be an Employment Agreement with us is invalid; a judicial declaration that confirms our exclusive right to our trade secrets, including our chemical formulae and processes; injunctive relief, enjoining Mr. Vuozzo from pursuing the arbitration proceedings that he initiated based upon the Employment Agreement that, in our Lawsuit, we contend is invalid; and injunctive relief, enjoining Mr. Vuozzo from disclosing any of our trade secrets and ordering him to account for and return to us all of our intellectual property that he may have taken from us. We also seek damages from Mr. Vuozzo on a breach of contract claim for the consequences of his making changes to Eco’s chemical formulas unilaterally and without authorization or proper testing, for a breach of his fiduciary duty to us, and for conversion. As of the date of this Current Report, Mr. Vuozzo has not responded to our Lawsuit. Mr. Vuozzo is currently on unpaid leave.

Prior to our initiating the Colorado Lawsuit, Mr. Vuozzo filed a demand for arbitration with AAA, styled Vuozzo v. Eco Building Products, Inc., Case Number: 01-17-0003-1661 (the “Arbitration”), claiming that he is owed $700,000 in unpaid salary under the above-referenced purported Employment Agreement. We deny Mr. Vuozzo’s demand in its entirety and, to the extent required, will vigorously defend against his wrongful position. In anticipation of our filing the Colorado Lawsuit, AAA adjourned its proceedings until August 12, 2017. We have requested an additional adjournment of the Arbitration to allow the Colorado Court to resolve certain preliminary issues, including jurisdiction. After we filed our Lawsuit, Mr. Vuozzo executed a Non-Disclosure Agreement in which he agreed, among other things, not to disclose or disseminate any of our proprietary or confidential intellectual property. Further, in a sworn Affidavit, dated July 12, 2017, Mr. Vuozzo certified, among other things, that he possesses none of our trade secrets or confidential information and that he has not in the past and will not in the future make available any of our trade secrets or confidential information to any third-party.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO BUILDING PRODUCTS, INC.

Date: August 2, 2017	By:	/s/ Tom Comery
Tom Comery
President & CEO